Exhibit 99.1

News Release

Community Healthcare Trust Incorporated Announces Upsizing and Maturity Extension of $400 Million Senior Unsecured Line of Credit

FRANKLIN, Tenn., October 16, 2024 /PRNewswire/ -- Community Healthcare Trust Incorporated (NYSE: CHCT) (the “Company”) today announced that it has closed on an amended 5-year $400 million senior unsecured revolving line of credit (the “Revolving Facility”) with the Second Amendment to the Company’s Third Amended and Restated Credit Agreement (the “Refinancing Transaction”). This amended $400 million Revolving Facility will significantly increase the Company’s liquidity compared to the previous $150 million senior unsecured revolving line of credit. Additionally, this Refinancing Transaction extends the Company’s debt maturity profile with the next debt maturity not being until March 2028. Finally, the Company also achieved improved, lower pricing on the Revolving Facility of 10 to 30 basis points depending on the applicable leverage ratio. The Company’s Revolving Facility is supported by 12 financial institutions with Truist Bank continuing to be the Administrative Agent.

Proceeds from the increased Revolving Facility were used to repay the existing seven-year term loan facility in the aggregate principal amount of $75.0 million (the “A-3 Term Loan”), which was scheduled to mature on March 29, 2026. In addition, approximately $123.0 million that was outstanding under the Revolving Facility prior to October 16, 2024 will remain outstanding under the Revolving Facility pursuant to the Refinancing Transaction.

As amended by the Refinancing Transaction, amounts outstanding under the Revolving Facility will bear annual interest at a floating rate that is based, at the Company’s option, on either: (i) adjusted term SOFR or adjusted daily simple SOFR (each as defined in the Credit Agreement) plus 1.15% to 1.75% or (ii) a base rate (as defined in the Credit Agreement) plus 0.15% to 0.75% in each case, depending upon the Company’s leverage ratio. Amounts outstanding under the A-4 Term Loan and A-5 Term Loan will continue to bear annual interest at a floating rate that is based, at the Company’s option, on either: (i) adjusted term SOFR or adjusted daily simple SOFR (each as defined in the Credit Agreement) plus 1.65% to 2.30% or (ii) a base rate (as defined in the Credit Agreement) plus 0.65% to 1.30%, in each case, depending upon the Company’s leverage ratio. The Company previously entered into interest rate swaps to fix the interest rates on the A-3 Term Loan, A-4 Term Loan and A-5 Term Loan, with the interest rate swaps on the A-3 Term Loan remaining in place to fix the interest rates on a portion of the borrowings now under the Revolving Facility.

About Community Healthcare Trust Incorporated

Community Healthcare Trust Incorporated (the “Company”) is a real estate investment trust that focuses on owning income-producing real estate properties associated primarily with the delivery of outpatient healthcare services in our target sub-markets throughout the United States.

Cautionary Note Regarding Forward-Looking Statements

In addition to the historical information contained within, the matters discussed in this press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “believes”, “expects”, “may”, “will,” “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates”, “anticipates” or other similar words or expressions, including the negative thereof. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management. Because forward-looking statements relate to future events, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the control of Community Healthcare Trust Incorporated (the "Company"). Thus, the Company’s actual results and financial condition may differ materially from those indicated in such forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company’s common stock, changes in the Company’s business strategy, availability, terms and deployment of capital, the Company’s ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all, changes in the real estate industry in general, interest rates or the general economy, adverse developments related to the healthcare industry, changes in governmental regulations, the degree and nature of the Company’s competition, the ability to consummate acquisitions under contract, catastrophic or extreme weather and other natural events and the physical effects of climate change, the occurrence of cyber incidents, effects on global and national markets as well as businesses resulting from increased inflation, changes in interest rates, supply chain disruptions, labor conditions, the conflicts in Ukraine and the Middle East, and/or uncertainties related to the 2024 U.S. presidential election, and the other factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and the Company’s other filings with the Securities and Exchange Commission from time to time. Readers are therefore cautioned not to place undue reliance on the forward-looking statements contained herein which speak only as of the date hereof. The Company intends these forward-looking statements to speak only as of the time of this press release and undertakes no obligation to update forward-looking statements, whether as a result of new information, future developments, or otherwise, except as may be required by law.

CONTACT Bill Monroe, 615-771-3052

SOURCE Community Healthcare Trust Incorporated